Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2010, except for the tenth paragraph of Note 19 to the consolidated financial statements as to which the date is June 22, 2010, relating to the consolidated financial statements of Amyris, Inc., which appears in Amyris, Inc.’s Amendment No. 7 to Registration Statement on Form S-1 (No. 333-166135).

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 28, 2011